Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 64 to the registration statement on Form N-1A (“Registration Statement”) of our reports dated November 20, 2012, relating to the financial statements and financial highlights which appear in the September 30, 2012 Annual Reports to Shareholders of the Loomis Sayles Global Equity and Income Fund, Loomis Sayles Growth Fund, Loomis Sayles High Income Fund, Loomis Sayles International Bond Fund, Loomis Sayles Investment Grade Bond Fund, Loomis Sayles Limited Term Government and Agency Fund, Loomis Sayles Mid Cap Growth Fund, Loomis Sayles Small Cap Growth Fund, Loomis Sayles Strategic Income Fund, and Loomis Sayles Value Fund, each a series of Loomis Sayles Funds II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Performance”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 24, 2013